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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference into all Registration Statements on Form 10-KSB of Scotland Bancorp, Inc. of our report dated October 23, 1998, relating to the consolidated statements of financial condition of Scotland Bancorp, Inc. and subsidiary as of September 30, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, which report appears in the Company's 1998 annual report on Form 10-KSB.


[SIGNATURE APPEARS HERE]

Charlotte, North Carolina
December 18, 1998